UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2015

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
As a result of realigned management responsibilities, the registrant revised its property and casualty segments in the fourth quarter of 2014 to Specialty, Commercial and International. Results of CNA Europe and Canada that were previously included in the Specialty and Commercial segments, as well as the results of Hardy, are now included in the International segment. Segment data for prior reporting periods has been adjusted to reflect the new segment reporting.
On February 20, 2015, the registrant posted on its website (www.cna.com) a financial supplement providing quarterly information for 2014 and 2013 on its revised segments as if the segment change occurred as of the beginning of the earliest period presented. The financial supplement is furnished as Exhibit 99.1 to this Form 8-K.
The information under Item 2.02 and in Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 2.02 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: February 20, 2015	By	/s/ Lawrence J. Boysen
(Signature)
Lawrence J. Boysen Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	CNA Financial Corporation financial supplement, posted on its website February 20, 2015, providing supplemental information on its revised segments.

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